Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in the Registration Statements on Forms S-3 (Nos. 333-67808, 333-90984, 333-110426 and 333-136742) and Forms S-8 (Nos. 333-31930, 333-60984, 333-114271, 333-117662, 333-136737 and 333-136738) of Ultralife Batteries, Inc. of our reports dated March 20, 2007 relating to the 2006 consolidated financial statements and schedule, and the effectiveness of internal control over financial reporting, which appear in this Form 10-K.

/s/ BDO Seidman, LLP
Troy, Michigan
March 20, 2007

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